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                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 5, 1999, relating to the financial statements of OMSystems, Inc. for the year ended December 31, 1998, our report dated February 19, 1999, relating to the consolidated financial statements of InfoCure Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB, for the year ended December 31, 1998 and our report dated September 20, 1999, relating to the supplemental consolidated financial statements of InfoCure Corporation and subsidiaries appearing in the Company's Current Report on Form 8-K dated September 24, 1999.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/  BDO Seidman, LLP
                                       ---------------------
                                       BDO Seidman, LLP


Atlanta, Georgia
October 6, 1999